UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

SCHEDULE 14A INFORMATION

___________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

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Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ACTELIS NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ACTELIS NETWORKS, INC.

NOTICE OF SPECIAL MEETING

AND

PROXY STATEMENT

Meeting to be held on November 7, 2025, at 10:00 a.m. (Eastern Standard Time)

The Meeting to be held at our offices at 25 Bazel Street, Petach Tikva, Israel 4950138.

ACTELIS NETWORKS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 7, 2025

A special meeting of stockholders (the “Special Meeting”) of Actelis Networks, Inc. (“Actelis”, the “Company”, “we”, “us”, or “our”) will be held on November 7, 2025, at 10:00 a.m. (Eastern Standard Time), at our offices at 25 Bazel Street, Petach Tikva, Israel 4950138, to consider the following proposals:

1.      To authorize and approve, for purposes of complying with Nasdaq listing rule 5635(d), the ability to issue warrants to purchase shares of the Company’s common stock, and the issuance of common stock underlying such warrants, pursuant to the terms of a warrant inducement transaction set forth in the Inducement Letter, dated September 2, 2025 (Proposal No. 1);

2.      To authorize and approve, for purposes of complying with Nasdaq listing rule 5635(d), the ability to issue warrants to purchase shares of the Company’s common stock, and the issuance of common stock underlying such warrants, pursuant to with an offering of securities of the Company that occurred on June 30, 2025 (the “Proposal No. 2”);

3.      To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, in the form set forth on Appendix A attached to this Proxy Statement, to effect a reverse stock split (the “Reverse Stock Split”) with respect to our issued and outstanding common stock, par value $0.0001 per share, at a ratio of 1-for-7 to 1-for-12, with the ratio at which the Reverse Stock Split would be effected to be a ratio within the range to be determined at the discretion of our Board of Directors and included in a public announcement by the Company before the effectiveness of the Reverse Stock Split (Proposal No. 3);

4.    To approve the adjournment of the Special Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve Proposal No. 1, Proposal No. 2 and/or Proposal No. 3 (Proposal No. 4); and

5.      To transact such other business as may be properly brought before the Special Meeting and any adjournments thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTES AT THE SPECIAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote “FOR” Proposal Nos. 1, 2, 3 and 4. The Company intends to mail the Proxy Statement and Proxy Card enclosed with this notice on or about September 29, 2025 to all stockholders entitled to vote at the Special Meeting. Only stockholders of record at the close of business on September 8, 2025 will be entitled to attend and vote at the meeting. A list of all stockholders entitled to vote at the Special Meeting will be available at the principal office of the Company during usual business hours, for examination by any stockholder for any purpose germane to the Special Meeting for

10 days prior to the date thereof. Stockholders are cordially invited to attend the Special Meeting. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed Proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

By Order of the Board of Directors
/s/ Tuvia Barlev
Tuvia Barlev
Chairman of the Board of Directors
September 29, 2025

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on November 7, 2025. The Proxy Statement is available at https://web.viewproxy.com/asns/2025SM.

i

Actelis Networks, Inc.
4039 Clipper Court
Fremont, CA 94538
(510) 545-1045

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
November 7, 2025

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) Actelis Networks, Inc. (“Actelis”, the “Company”, “we”, “us”, or “our”) to be voted at the Special Meeting of stockholders (the “Special Meeting”), which will be held on November 7, 2025, at 10:00 a.m. (Eastern Standard Time), at our offices at 25 Bazel Street, Petach Tikva, Israel 4950138, and at any postponements or adjournments thereof. The proxy materials will be mailed to stockholders on or about September 29, 2025.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Special Meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal office of the Company prior to the Special Meeting a written notice of revocation or a later-dated, properly executed proxy. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company which will bear all costs associated with the mailing of this proxy statement and the solicitation of proxies.

RECORD DATE

Stockholders of record at the close of business on September 8, 2025 (the “Record Date”) will be entitled to receive notice of, attend and vote at the meeting.

Why am I receiving these materials?

The Company has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Special Meeting. These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision.

What is included in these materials?

These materials include:

•        this Proxy Statement for the Special Meeting;

•        the Proxy Card or voting instruction form for the Special Meeting; and

•        the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

What is the Proxy Card?

The Proxy Card enables you to appoint Tuvia Barlev, our Chief Executive Officer, and Yoav Efron, our Chief Financial Officer and Deputy Executive Officer, as your representative at the Special Meeting. By completing and returning a Proxy Card, you are authorizing each of Mr. Barlev and Mr. Efron, to vote your shares at the Special Meeting in accordance with your instructions on the Proxy Card. This way, your shares will be voted whether or not you attend the Special Meeting.

What is the purpose of the Special Meeting?

At our Special Meeting, stockholders will act upon the matters outlined in the Notice of Special Meeting on the cover page of this Proxy Statement, including (i) the approval of the ability to issue up to (A) 6,405,296 shares of our common stock upon the exercise of our common stock purchase warrants issued to an institutional Purchaser in a warrant inducement transaction that closed on September 3, 2025, and (B) 298,914 shares of our common stock upon the exercise of common stock purchase warrants issued to designees of H.C. Wainwright & Co., LLC and Rodman & Renshaw LLC as partial compensation for services in connection with the referenced transaction that may be equal to or exceed 20% of our common stock outstanding before such offering (Proposal No. 1); (ii) the approval, in accordance with Nasdaq Listing Rule 5635(d), of the exercisability of certain common stock purchase warrants, and the issuance of the common stock underlying such warrants, which warrants were issued in connection with an offering of securities of the Company that occurred on June 30, 2025 (Proposal No. 2), (iii) the approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, in the form set forth on Appendix A attached to this Proxy Statement, to effect a reverse stock split with respect to our issued and outstanding common stock, par value $0.0001 per share, at a ratio of 1-for-7 to 1-for-12, with the ratio at which the reverse stock split would be effected to be a ratio within the range to be determined at the discretion of our Board of Directors and included in a public announcement by the Company before the effectiveness of the reverse stock split (Proposal No. 3); and (iv) the approval of the adjournment of the Special Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve Proposal No., Proposal No. 2 and/or Proposal No. 3 (Proposal No. 4).

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of one third of the number of shares of common stock issued and outstanding on the Record Date will constitute a quorum permitting the meeting to conduct its business. As of the Record Date, there were 14,782,509 shares of the Company’s common stock issued and outstanding, each share entitled to one vote at the meeting. Thus, the presence of the holders of 4,927,503 shares of common stock will be required to establish a quorum. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

Stockholder of Record

If on the Record Date, your shares were registered directly in your name with our transfer agent, Vstock Transfer, LLC, you are considered a stockholder of record with respect to those shares, and the Notice of Special Meeting and Proxy Statement was sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares by returning the Proxy Card to us. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return a Proxy Card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name (non-Israeli brokerage firm, bank, broker-dealer, or other nominee holders)

If on the Record Date, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice of Special Meeting and Proxy Statement was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you receive a valid proxy from the organization.

How do I vote?

Your vote is very important to us. Whether or not you plan to attend the Special Meeting, please vote by proxy in accordance with the instructions on your proxy card or voting instruction form (from your broker or other intermediary). There are three convenient ways of submitting your vote:

•        By Telephone or Internet — All record holders can vote by touchtone telephone from the United States using the toll free telephone number on the proxy card, or over the Internet, using the procedures and instructions described on the proxy card. “Street name” holders may vote by telephone or Internet if their bank, broker or other intermediary makes those methods available, in which case the bank, broker or other intermediary will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

•        In Person — All record holders may vote in person at the Special Meeting. “Street name” holders may vote in person at the Special Meeting if their bank, broker or other intermediary has furnished a legal proxy. If you are a “street name” holder and would like to vote your shares by proxy, you will need to ask your bank, broker or other intermediary to furnish you with an intermediary issued proxy. You will need to bring the intermediary issued proxy with you to the Special Meeting and hand it in with a signed ballot that will be provided to you at the Special Meeting. You will not be able to vote your shares without an intermediary issued proxy. Note that a broker letter that identifies you as a stockholder is not the same as an intermediary issued proxy.

•        By Mail — You may vote by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed, postage-paid envelope provided.

The Board of Directors has appointed Tuvia Barlev, our Chief Executive Officer, and Yoav Efron, our Chief Financial Officer and Deputy Chief Executive Officer, to serve as the proxies for the Special Meeting.

If you complete and sign the proxy card but do not provide instructions for one or more of the proposals, then the designated proxies will or will not vote your shares as to those proposals, as described under “What happens if I do not give specific voting instructions?” below. We do not anticipate that any other matters will come before the Special Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” and complete the voting instruction form provided by your broker or other intermediary except with respect to one or more of the proposals, then, depending on the proposal(s), your broker may be unable to vote your shares with respect to those proposal(s). See “What is a broker non-vote?” above.

Even if you currently plan to attend the Special Meeting, we recommend that you vote by telephone or Internet or return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Special Meeting or are unable to attend.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes.

What is a broker non-vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the Board of Directors. If a stockholder does not give timely customer direction to its broker or nominee with respect to a “non-routine” matter, the shares represented thereby (“broker non-votes”) cannot be voted by the broker or nominee, but will be counted in determining whether there is a quorum. Of the proposals described in this Proxy Statement, Proposal Nos. 1, 2 and 4, are considered “non-routine” matters. Proposal No. 3 is considered a “routine” matter.

What is an abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Special Meeting.

What happens if I do not give specific voting instructions?

Stockholders of Record.    If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, but cannot vote on non-routine matters.

What is the required vote for each proposal?

Proposal No. 1:    The affirmative vote of a majority of the votes cast on the matter is required for the approval of Proposal No. 1. Abstentions will have the same legal effect as a negative vote. A broker non-vote will have no effect.

Proposal No. 2:    The affirmative vote of a majority of the votes cast on the matter is required for the approval of Proposal No. 2. Abstentions will have the same legal effect as a negative vote. A broker non-vote will have no effect.

Proposal No. 3:    The affirmative vote of a majority of the votes cast on the matter is required for the approval of Proposal No. 3. Abstentions will have the same legal effect as a negative vote. A broker non-vote will have no effect. Broker non-votes are not expected because Proposal No. 3 is expected to be considered a “routine” matter.

Proposal No. 4:    The affirmative vote of a majority of the votes cast on the matter is required for the approval of Proposal No. 4. Abstentions will have the same legal effect as a negative vote. A broker non-vote will have no effect.

What are the Board of Director’s recommendations?

The Board of Directors recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board of Directors recommends a vote:

•        “FOR” the approval of Proposal No. 1;

•        “FOR” the approval of Proposal No. 2;

•        “FOR” the approval of Proposal No. 3; and

•        “FOR” the approval of Proposal No. 4.

With respect to any other matter that properly comes before the meeting, the proxy holder will vote as recommended by the Board of Directors or, if no recommendation is given, in his own discretion.

Dissenters’ Right of Appraisal

Holders of shares of our common stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation.

How are proxy materials delivered to households?

With respect to eligible stockholders who share a single address, we may send only one Notice or other Special Meeting materials to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate notice or proxy statement in the future, he or she may contact Actelis Networks, Inc., 4039 Clipper Court, Fremont, CA 94538, Attention: Corporate Secretary or by calling us at +1 (510) 545-1045. Eligible stockholders of record receiving multiple copies of our Notice or other Special Meeting materials can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other intermediary can request householding by contacting the intermediary.

We hereby undertake to deliver promptly, upon written or oral request, a copy of Notice or other Special Meeting materials to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the Corporate Secretary at the address or phone number set forth above.

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

ACTIONS TO BE TAKEN AT THE MEETING

PROPOSAL NO. 1

A PROPOSAL TO APPROVE THE ABILITY TO ISSUE UP TO 6,704,210 SHARES OF COMMON STOCK UPON THE EXERCISE OF WARRANT INDUCEMENT WARRANTS.

Background

The Warrant Inducement

On September 2, 2025, the Company entered into an inducement agreement (the “Inducement Letter”) with a certain holder (the “Holder”) of certain of the Company’s existing warrants to purchase an aggregate of 4,270,197 shares of the Company’s common stock, consisting of (i) 1,271,187 warrants issued on December 20, 2023 with an expiration date of June 20, 2029 at an exercise price of $1.18 per share (ii) 999,670 warrants issued on June 6, 2024 with an expiration date of December 6, 2029 at an exercise price of $2.00 per share and (iii) 1,999,340 warrants issued on July 2, 2024 with an expiration date of July 2, 2026 at an exercise price of $1.75 per share (the “Existing Warrants”).

Pursuant to the Inducement Letter, the Holder agreed to exercise for cash the Existing Warrants to purchase an aggregate of 4,270,197 shares of the Company’s common stock at a reduced exercise price of $0.37 per share in consideration of the Company’s agreement to issue new common stock purchase warrants (the “New Warrants”), as descried below, to purchase up to an aggregate of 6,405,296 shares of the Company’s common stock (the “New Warrant Shares”) at an exercise price of $0.37 per share (the “Warrant Inducement”). The Company received aggregate gross proceeds of approximately $1.6 million from the exercise of the Existing Warrants, before deducting financial advisory fees and other offering expenses payable by the Company.

The Warrant Inducement closed on September 3, 2025, and on that date, the Company also issued 298,914 placement agent warrants (“September Placement Agent Warrants”, and, with the New Warrants, the “Inducement Warrants”) to designees of H.C. Wainwright & Co., LLC and Rodman & Renshaw LLC, as partial compensation for services rendered in connection with the Warrant Inducement.

We are seeking stockholder approval for the ability to issue up to (i) 6,405,296 shares of our common stock upon the exercise of the New Warrants and (ii) 298,914 shares of our common stock upon the exercise of the September Placement Agent Warrants, that were issued in and in connection with the Warrant Inducement as contemplated by Nasdaq Listing Rules, that may be equal to or exceed 20% of our common stock outstanding before such offering (the “Warrant Inducement Exercise Proposal”).

Terms of the New Warrants

Duration and Exercise Price

The New Warrants will have an exercise price equal to $0.37 per share. The New Warrants will be exercisable from the date of Stockholder Approval (defined below), until (i) the five-year anniversary of such date for 3,406,286 of the New Warrants (“Series A-1 Warrants”) and (ii) the twenty-four-month anniversary of such date for 2,999,010 of the New Warrants. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the Company’s common stock and the exercise price.

Stockholder Approval

The New Warrants will be exercisable commencing on the effective date of shareholder approval (“Stockholder Approval”). The Company has agreed to hold a meeting of its stockholders on or prior to the date that is ninety (90) days following the Closing Date for the purpose of obtaining Stockholder Approval.

Exercisability

The New Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of the Company’s common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s New Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s New Warrants up to 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants, provided that any increase will not be effective until 61 days following notice to the Company.

Cashless Exercise

If, at the time a holder exercises its New Warrants, a registration statement registering the resale of the New Warrant Shares by the holder under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of common stock determined according to a formula set forth in the New Warrants.

Trading Market

There is no established trading market for the New Warrants, and the Company does not expect an active trading market to develop. The Company does not intend to apply to list the New Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the New Warrants will be extremely limited.

Rights as a Stockholder

Except as otherwise provided in the New Warrants or by virtue of the holder’s ownership of shares of the Company’s common stock, such holder of New Warrants does not have the rights or privileges of a holder of the Company’s common stock, including any voting rights, until such holder exercises such holder’s New Warrants. The New Warrants will provide that the holders of the New Warrants have the right to participate in distributions or dividends paid on shares of the Company’s common stock.

Fundamental Transactions

If at any time the New Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effect a Fundamental Transaction (as defined in the New Warrants), a holder of New Warrants will be entitled to receive, the number of shares of common stock of the successor or acquiring corporation or of the Company, if the Company is the surviving corporation, and any additional consideration receivable as a result of the Fundamental Transaction by such holder of the number of shares of common stock for which the New Warrants are exercisable immediately prior to the Fundamental Transaction. As an alternative, with respect to the Series A-1 Warrants and September Placement Agent Warrants, in the event of a Fundamental Transaction, the holders thereof may, at their option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), cause the Company to purchase the unexercised portion of the Series A-1 Warrants or September Placement Agent Warrants, as applicable, from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Series A-1 Warrants) of the remaining unexercised portion of such warrants on the date of the consummation of such Fundamental Transaction.

Waivers and Amendments

The New Warrants may be modified or amended or the provisions of the New Warrants waived with the Company’s and the holder’s written consent.

Terms of the Placement Agent Warrants

The September Placement Agent Warrants have the same terms as the New Warrants having a term of five years of Stockholder Approval except the September Placement Agent Warrants will have an exercise price equal to $0.4625 per share (125% of the exercise price of the New Warrants).

Effect of the Issuance of the Inducement Warrants

The potential issuance of the Inducement Warrants and would result in an increase in the number of shares of common stock outstanding, and our stockholders would incur dilution of their percentage ownership to the extent that the holders thereof exercise their warrants.

Reasons for Nasdaq Stockholder Approval

Nasdaq Listing Rule 5635(d) — 20% Threshold

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) and trades under the ticker symbol “ASNS.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of the issuer prior to the offering. The issuance of the Inducement Warrants under the Inducement Letter implicated Nasdaq Listing Rule 5635(d), which requires shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) at a price less than the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement for the transaction; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement for the transaction, which alone or together with sales by officers, directors or substantial shareholders of the company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance.

In order to comply with Nasdaq Listing Rule 5635(d), the Inducement Warrants are not exercisable until Shareholder Approval is obtained.

Potential Consequences if this Proposal is Not Approved

The Board of Directors is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Inducement Letter, as the Warrant Inducement has already been completed and the Inducement Warrants have already been issued. We are only asking for approval to allow the issuance of the shares underlying the Inducement Warrants upon exercise thereof.

The failure of our stockholders to approve this proposal will mean that: (i) we cannot permit the exercise of the Inducement Warrants and (ii) may incur substantial additional costs and expenses.

The New Warrants and the Placement Agent Warrants have initial exercise prices of $0.37 and $0.4625 per share, respectively. Accordingly, we would realize an aggregate of up to approximately $2.51 million in gross proceeds if all the Inducement Warrants were exercised based on such value. If the Inducement Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

In addition, in connection with the Warrant Inducement and the issuance of Inducement Warrants, we agreed to seek stockholder approval every 90 days until our stockholders approve the issuance of the shares underlying the Inducement Warrants. We are required to seek such approval until such time as none of the Inducement Warrants are outstanding which could result in us seeking such approval every 90 days for five years. The costs and expenses associated with seeking such approval could materially adversely impact our ability to fund our operations, our long-term performance and our strategic goals.

Potential Adverse Effects of the Approval of this Proposal

If this proposal is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of shares of Common Stock upon exercise of the Inducement Warrants. Assuming the full exercise of the Inducement Warrants, an aggregate of 6,704,210 additional shares of Common Stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our Common Stock.

Further Information

The terms of the Inducement Letter and the Warrant Inducement are only briefly summarized above. For further information, please refer to the forms of the Inducement Letter, New Warrants and September Placement Agent Warrants, which were filed with the SEC as exhibits to our Current Report on Form 8-K, filed with the SEC on September 3, 2025 and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required for the approval of Proposal No. 1. Any abstention from voting or broker non-vote with respect to such matter will not count as a vote for or against the amendment and will not affect the outcome of the proposal.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE WARRANT INDUCEMENT EXERCISE PROPOSAL.

PROPOSAL NO. 2

APPROVAL, IN ACCORDANCE WITH NASDAQ LISTING RULE 5635(D), OF THE EXERCISABILITY OF CERTAIN COMMON STOCK PURCHASE WARRANTS, AND THE ISSUANCE OF THE COMMON STOCK UNDERLYING SUCH WARRANTS, WHICH WARRANTS WERE ISSUED IN CONNECTION WITH AN OFFERING OF SECURITIES OF THE COMPANY THAT OCCURRED ON JUNE 30, 2025

We are seeking stockholder approval, for purposes of complying with Nasdaq Listing Rule 5635(d), for the exercisability of an aggregate of 4,991,878 warrants, consisting of (i) 1,626,019 series A-3 warrants (“Series A-3 Warrants”), (ii) 3,252,038 series A-4 warrants (“Series A-4 Warrants”, and, with the Series A-3 Warrants, the “Series Warrants”) and (iii) 113,821 placement agent warrants (“June Placement Agent Warrants”, and, with the Series Warrants, the “Private Placement Warrants”), and the issuance of the Common Stock underlying such Private Placement Warrants, which warrants were issued in connection with an offering of securities of the Company that occurred on June 30, 2025 (the “Private Placement Warrant Exercise Proposal”).

Stockholders are urged to carefully read these documents.

Background

On June 30, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors pursuant to which the Company agreed to issue and sell to the investors in a private placement (the “Private Placement”) (i) 1,626,019 shares (of common stock of the Company, (ii) Series A-3 warrants to purchase up to 1,626,019 shares of common stock and (iii) Series A-4 Warrants to purchase up to 3,252,038 shares of common stock for a purchase price of $0.615 per share of common stock and related Series Warrants, for a total aggregate gross proceeds of approximately $1 million. The Offering closed on July 2, 2025.

The Series A-3 Warrants have an exercise price of $0.615 per share, are exercisable commencing on the effective date of shareholder approval (the “Shareholder Approval Date”) of the issuance of the shares issuable upon exercise of the Common Warrants (“Shareholder Approval”) and expire five years following the Shareholder Approval Date. The Series A-4 Warrants have an exercise price of $0.615 per share, are exercisable commencing on the Shareholder Approval Date and expire eighteen months following the Shareholder Approval Date. Under the terms of the Series Warrants, the Investors may not exercise the warrants to the extent such exercise would cause the Investor, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% (or, at such Investor’s option upon issuance, 9.99%), of the Company’s then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the exclusive placement agent for the Private Placement. The Company agreed to issue to Wainwright, or its designees, unregistered June Placement Agent Warrants to purchase up to 7.0% of the aggregate number of the shares of common stock sold to the investors (or warrants to purchase up to 113,821 shares of Common Stock) at an exercise price per share of $0.7688, which will be exercisable commencing on the Stockholder Approval Date and a have term of five years after the Stockholder Approval.

Effect of the Issuance of the Private Placement Warrants

The potential issuance of the Private Placement Warrants and would result in an increase in the number of shares of common stock outstanding, and our stockholders would incur dilution of their percentage ownership to the extent that the holders thereof exercise their warrants.

Reasons for Nasdaq Stockholder Approval

Nasdaq Listing Rule 5635(d) — 20% Threshold

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) and trades under the ticker symbol “ASNS.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of the issuer prior to the offering. The issuance of the Private Placement Warrants under the Purchase Agreement implicated Nasdaq Listing Rule 5635(d), which requires shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) at a price less than the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement for the transaction; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement for the transaction, which alone or together with sales by officers, directors or substantial shareholders of the company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance.

In order to comply with Nasdaq Listing Rule 5635(d), the Private Placement Warrants are not exercisable until Shareholder Approval is obtained.

Potential Consequences if this Proposal is Not Approved

The Board of Directors is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Purchase Agreement, as the Private Placement has already been completed and the Private Placement Warrants have already been issued. We are only asking for approval to allow the issuance of the shares underlying the Private Placement Warrants upon exercise thereof.

The failure of our stockholders to approve this proposal will mean that: (i) we cannot permit the exercise of the Private Placement Warrants and (ii) may incur substantial additional costs and expenses.

The Series A-3 Warrants, Series A-4 Warrants and June Placement Agent Warrants have initial exercise prices of $0.615, $0.615 and $0.7688 per share, respectively. Accordingly, we would realize an aggregate of up to approximately $3.09 million in gross proceeds if all the Warrants were exercised based on such value. If the Inducement Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

In addition, in connection with the Private Placement and the issuance of Private Placement Warrants, we agreed to seek stockholder approval every 90 days until our stockholders approve the issuance of the shares underlying the Inducement Warrants. We are required to seek such approval until such time as none of the Inducement Warrants are outstanding which could result in us seeking such approval every 90 days for five years. The costs and expenses associated with seeking such approval could materially adversely impact our ability to fund our operations, our long-term performance and our strategic goals.

Potential Adverse Effects of the Approval of this Proposal

If this proposal is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of shares of Common Stock upon exercise of the Private Placement Warrants. Assuming the full exercise of the Private Placement Warrants, an aggregate of 4,991,878 additional shares of Common Stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our Common Stock.

Further Information

The terms of the Purchase Agreement and the Private Placement are only briefly summarized above. For further information, please refer to the forms of the Purchase Agreement, Series A-3 Warrant, Series A-4 Warrant and June Placement Agent Warrant, which were filed with the SEC as exhibits to our Current Report on Form 8-K, filed with the SEC on July 3, 2025 and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required for the approval of Proposal No. 2. Any abstention from voting or broker non-vote with respect to such matter will not count as a vote for or against the amendment and will not affect the outcome of the proposal.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE Private placement warrant EXERCISE PROPOSAL.

PROPOSAL NO. 3

REVERSE STOCK SPLIT

Overview

Our Board of Directors deems it advisable and in the best interest of the Company that the Board of Directors be granted the discretionary authority to amend the Company’s Amended and Restated Certificate of Incorporation, as Amended (the “Restated Certificate”) to effect the a reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding common stock as described below.

The form of reverse stock split amendment (the “Amendment”) to be filed with the Delaware Secretary of State is set forth in Appendix A.

Approval of the proposal would permit (but not require) our Board of Directors to effect one or more reverse stock splits of our issued and outstanding common stock by a ratio of not less than 1-for-7 and not more than 1-for-12 (the “Range”), with the exact ratio to be set at a number within this range as determined by our Board of Directors in its sole discretion, any time prior to the close of business on November 7, 2026. We believe that enabling our Board of Directors to set the ratio within the stated Range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, our Board of Directors may consider, among other things, factors such as:

•        the initial or continuing listing requirements of various stock exchanges, including the Nasdaq Capital Market;

•        the historical trading price and trading volume of our common stock;

•        the number of shares of our common stock outstanding;

•        the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•        the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•        prevailing general market and economic conditions.

Our Board of Directors reserves the right to elect to abandon the Reverse Stock Split, including any proposed reverse stock split ratio, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, no less than 7 and no more than 12 shares of existing common stock, as determined by our Board of Directors, will be combined into one share of common stock. Any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be paid out in cash. The amendment to our Restated Certificate to effect a Reverse Stock Split, if any, will include only the reverse split ratio determined by our Board of Directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our primary reasons for approving and recommending the Reverse Stock Split are to increase the per share price and bid price of our common stock to regain compliance with the continued listing requirements of Nasdaq and make the common stock more attractive to certain institutional investors, which would provide for a stronger investor base.

On May 12, 2025, we were notified by the Nasdaq Listing Qualifications that we are not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. We have until November 10, 2025, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the bid price of our common stock must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. In the event we do not regain compliance by November 10, 2025, we may then be eligible for an additional 180 days if we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of our intention to cure the deficiency during the second compliance period. If we do not qualify for the second compliance period or fail to regain compliance during the second compliance period, then Nasdaq will notify us of its determination to delist our common stock, at which point we will have an opportunity to appeal the delisting determination to a Hearings Panel. Trading of our common stock will be automatically moved to the over-the-counter (OTC) market during the pendency of the Hearings Panel’s review.

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of the common stock. Although the intent of the Reverse Stock Split is to increase the price of the common stock, there can be no assurance, however, that even if the Reverse Stock Split is effected, that the bid price of our common stock will be sufficient for us to maintain compliance with Nasdaq’s minimum bid price requirement in the event that our common stock does not, in the future, comply with the minimum bid price requirement.

In addition, we believe the Reverse Stock Split will make our common stock more attractive to a broader range of investors, as we believe that the current market price of our common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost-effective investment for many investors, which in turn would enhance the liquidity of the holders of common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the minimum bid price requirement of Nasdaq or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will become effective upon the filing or such later time as specified in the filing (the “Effective Time”) of the Amendment with the Delaware Secretary of State. The exact timing of the filing of the Amendment and the ratio of the Reverse Stock Split (within the approved Range) will be determined by our Board of Directors based on its evaluation as to when such action and at what ratio will be the most advantageous to the Company and our stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Reverse Stock Split Amendment, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, a minimum of 7 and a maximum of 12 shares in aggregate of existing common stock will be combined into one new share of common stock. Based on 14,782,509 shares of common stock issued and outstanding as of the Record Date, immediately following the reverse split the Company would have approximately 2,111,787 shares of common stock issued and outstanding if the ratio for the reverse split is 1-for-7, approximately 1,642,501 shares of common stock issued and outstanding if the ratio for the reverse split is 1-for-9, approximately 1,343,864 shares of common stock issued and outstanding if the ratio for the reverse split is 1-for-11, and approximately 1,231,876 shares of common stock issued and outstanding if the ratio for the reverse split is 1-for-12, which is the maximum aggregate ratio allowed under this proposal. Any other ratios selected within such range would result in a number of shares of common stock issued and outstanding following the transaction between 2,111,787 and 1231,876 shares. The foregoing does not give effect to (i) 41,520 shares of common stock issuable upon exercise of outstanding stock options as of the Record Date; and (ii) 12,027,944 shares of common stock issuable upon exercise of outstanding warrants as of the Record Date.

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio and the number of Reverse Stock Splits, if any, that are ultimately determined by our Board of Directors.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares). In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our common stock, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act and our common stock will continue to be quoted on the Nasdaq Capital Market under the symbol “ASNS”. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the Effective Time of the Reverse Stock Split, the post-split market price of our common stock may be less than the pre-split price multiplied by the Reverse Stock Split ratio. In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

Authorized Shares of Common Stock

The Reverse Stock Split will not change the number of authorized shares of the Company’s common stock under our Restated Certificate. Because the number of issued and outstanding shares of common stock will decrease, the number of shares of common stock remaining available for issuance will increase. Currently, under our Restated Certificate, our authorized capital stock consists of 30,000,000 shares of common stock.

Subject to limitations imposed by Nasdaq, the additional shares available for issuance may be issued without stockholder approval at any time, in the sole discretion of our Board of Directors. The authorized and unissued shares may be issued for cash, for acquisitions or for any other purpose that is deemed in the best interests of the Company.

By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

The Company expects that our transfer agent will act as an exchange agent for purposes of implementing the exchange of stock certificates. No service charges will be payable by holders of shares of common stock in connection with the exchange of certificates. All of such expenses will be borne by the Company.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Effect of the Reverse Stock Split on Employee and Consultant Plans, Options, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split determined by the Board of Directors, subject to our treatment of fractional shares.

Accounting Matters

The Reverse Stock Split will not affect the par value per share of our common stock. As a result, as of the Effective Time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding. Our stockholders’ equity, in the aggregate, will remain unchanged. Any common stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to us and to U.S. Holders (as defined below) that hold shares of our common stock as capital assets for U.S. federal income tax purposes. This discussion is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations promulgated thereunder, current judicial decisions and administrative rulings, as of the date hereof, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change may cause the U.S. federal income tax consequences of the proposed Reverse Stock Split to vary substantially from the consequences summarized below. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders (as defined below) in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, holders who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, holders who are S Corporations or other pass through entities, real estate investment trusts, retirement plans, holders whose functional currency is not the U.S. dollar, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, traders that mark-to-market their securities or persons who hold their shares of our common stock as part of a hedge, straddle, conversion or other risk reduction transaction. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

This summary does not address any tax consequences other than certain U.S. federal income tax consequences of the Reverse Stock Split. The state and local tax consequences, alternative minimum tax consequences, non-U.S. tax consequences and U.S. estate and gift tax consequences of the proposed Reverse Stock Split are not discussed herein and may vary as to each U.S. Holder (as defined below). Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all stockholders. U.S. Holders (as defined below) should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement taxable as a corporation) created or organized under the laws of the United States or any subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT.

Tax Consequences to the Company

We believe that the proposed Reverse Stock Split will constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the proposed Reverse Stock Split.

Tax Consequences to U.S. Holders

A U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our common stock that is surrendered in exchange for cash in lieu of such fraction share). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our common stock should generally recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year. Long-term capital gains of individuals are subject to tax at reduced rates.

A U.S. Holder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Stock Split. A U.S. Holder of our common stock will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Reverse Stock Split.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required for the approval of Proposal No. 2. Any abstention from voting or broker non-vote with respect to such matter will not count as a vote for or against the amendment and will not affect the outcome of the proposal.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 3:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR the REVERSE SPLIT PROPOSAL.

PROPOSAL NO. 4

APPROVAL OF THE ADJOURNMENT

The Company is asking stockholders to approve, if necessary, adjournment of the Special Meeting to solicit additional proxies in favor of Proposal No. 1, Proposal No. 2 and/or the Proposal No. 3. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required for the approval of Proposal No. 4. Any abstention from voting or broker non-vote with respect to such matter will not count as a vote for or against the amendment and will not affect the outcome of the proposal. Broker non-votes are not expected because Proposal No. 4 is expected to be considered a “routine” matter.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 4:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR the ADJOURNMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of the Record Date by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Name of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned		Percentage(2)
Tuvia Barlev	178,768	(3)	1.21%
Yoav Efron	15,697	(4)	*
Eyal Aharon	4,771	(5)	*
Bret Harrison	3,334	(6)	*
Michal Winkler-Solomon	7,175	(7)	*
Hemi Kabir	4,552	(8)	*
Elad Domanovitz	7,134	(9)	*
Yaron Altit	4,800	(10)	*
Mark DeVol	—		—
Gideon Marks	—		—
Julie Kunstler	—		—
Niel Ransom	—		—
All executive officers and directors as a group (12 persons)	275,448		1.86%

____________

*        Less than 1%

(1)      Unless otherwise noted, the business address of the following entities or individuals is 4039 Clipper Court, Fremont, CA 94538.

(2)      The calculation in this column is based upon 14,782,509 shares of common stock outstanding on the Record Date. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)      Consists of (i) 161,539 shares of common stock held by Mr. Barlev and (ii) 8,325 shares of common stock issuable upon the vesting of RSUs issued to Mr. Barlev, and 8,965 shares of common stock purchased under a 10-b5 plan.

(4)      Consists of (i) 2,823 shares of common stock held by Mr. Efron and (ii) 12,874 shares of common stock issuable upon the exercise of options, which are currently exercisable.

(5)      Includes (i) 1,567 shares of common stock held by Mr. Aharon and (ii) 3,204 shares of common stock issuable upon the exercise of options, which are currently exercisable.

(6)      Includes (i) 1,666 shares of common stock held by Mr. Harrison and (ii) 1,668 shares of common stock issuable upon the exercise of options, which are currently exercisable.

(7)      Includes (i) 816 shares of common stock held by Mr. Winkler-Solomon and (ii) 6,359 shares of common stock issuable upon the exercise of options, which are currently exercisable.

(8)      Includes (i) 1,967 shares of common stock held by Mr. Kabir and (ii) 2,585 shares of common stock issuable upon the exercise of options, which are currently exercisable.

(9)      Includes (i) 1,400 shares of common stock held by Mr. Domanovitz and (ii) 5,734 shares of common stock issuable upon the exercise of options, which are currently exercisable.

(10)    Includes (i) 1,867 shares of common stock held by Mr. Altit and (ii) 2,933 shares of common stock issuable upon the exercise of options, which are currently exercisable.

OTHER MATTERS

We have no knowledge of any other matters that may come before the Special Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Special Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Special Meeting, at your request, we will cancel your previously submitted proxy.

Appendix A

SECOND CERTIFICATE OF AMENDMENT
TO THE
TWENTY FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ACTELIS NETWORKS, INC.

a Delaware corporation

Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), Actelis Networks, Inc., a corporation organized and existing under the DGCL (the “Corporation”), hereby certifies as follows:

A. On            , 2025 the Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the following second amendment (the “Second Amendment”) to the Corporation’s Twenty Fourth Amended and Restated Certificate of Incorporation (the “Certificate”).

B. Article IV Section 3 of the Certificate is hereby amended by adding the following paragraph at the end thereof:

“As of the close of business on            , 2025 (4:01 p.m. Eastern Standard Time) (the “Second Reverse Split Date”), each            shares of Common Stock issued and outstanding immediately prior to the Second Reverse Split Date (referred to in this paragraph as the “Old Common Stock”) automatically and without any action on the part of the Corporation or any holder thereof will be reclassified and changed into one share of new Common Stock, par value $0.0001 per share (referred to in this paragraph as the “New Common Stock”), subject to the treatment of fractional share interests as described below and the number of authorized shares of the Corporation’s common stock under our Certificate. Each holder of a certificate or certificates that immediately prior to the Second Reverse Split Date represented outstanding shares of Old Common Stock (the “Old Certificates”) will be entitled to receive, upon surrender of such Old Certificates to the Corporation for cancellation, a certificate or certificates (the “New Certificates”, whether one or more) representing the number of whole shares (rounded up to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Second Reverse Split Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued. In lieu of any such fractional shares of New Common Stock, each stockholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Corporation for cancellation, a New Certificate representing the number of shares such stockholder would otherwise be entitled to rounded up to the next whole share. If more than one Old Certificates shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation determines that a holder of Old Certificates has not tendered all of his, her or its certificates for exchange, the Corporation shall carry forward any fractional shares until all certificates of that holder have been presented for exchange. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer. From and after the Second Reverse Split Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the $0.0001 par value of each such share.”

C. This Second Amendment to the Certificate has been duly approved and adopted by the stockholders of the Corporation entitled to vote thereon in accordance with the provisions of Section 242 of the DGCL.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Second Amendment to the Certificate, to be signed by a duly authorized officer of the Corporation on this            day of            .

ACTELIS NETWORKS, INC.
By:
Name:	Tuvia Barlev
Title:	Chief Executive Officer

A-2

PROXY ACTELIS NETWORKS, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR SPECIAL MEETING — NOVEMBER 7, 2025 The undersigned hereby constitutes and appoints Yoav Efron and Tuvia Barlev, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the 2025 Special Meeting of Stockholders (the “Special Meeting”) of Actelis Networks, Inc. (the “Company”) to be held at Actelis Networks Israel Ltd. offices, 25 Bazel St., Petach Tikva, Israel 4951038 and at any adjournments thereof and to vote with respect to the proposals set forth on the reverse side all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting. You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE. Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE “FOR” PROPOSALS 1 THROUGH 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. The proxies cannot vote your shares unless you sign and return this card. (Please vote, date, and sign this proxy on the other side and return promptly in the enclosed envelope.) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held November 7, 2025. The Proxy Statement is available at: https://web.viewproxy.com/asns/2025SM.

The Board of Directors recommends voting FOR proposals 1 through 4. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE Proposal 1. To authorize and approve, for purposes of complying with Nasdaq listing rule 5635(d), the ability to issue warrants to purchase shares of the Company’s common stock, and the issuance of common stock underlying such warrants, pursuant to the terms of a warrant inducement transaction set forth in the Inducement Letter, dated September 2, 2025. FOR AGAINST ABSTAIN Proposal 2. To authorize and approve, for purposes of complying with Nasdaq listing rule 5635(d), the ability to issue warrants to purchase shares of the Company’s common stock, and the issuance of common stock underlying such warrants, pursuant to with an offering of securities of the Company that occurred on June 30, 2025. FOR AGAINST ABSTAIN Proposal 3. To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split (the “Reverse Stock Split”) with respect to our issued and outstanding common stock, par value $0.0001 per share, at a ratio of 1-for-7 to 1-for-12, with the ratio at which the Reverse Stock Split would be effected to be a ratio within the range to be determined at the discretion of our Board of Directors and included in a public announcement by the Company before the effectiveness of the Reverse Stock Split. FOR AGAINST ABSTAIN Proposal 4. To approve the adjournment of the Special Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient vote to approve Proposal No. 1, Proposal No. 2 and/or Proposal No. 3. DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data) I plan on attending the meeting Signature (and Title, if applicable) Date Signature (if held jointly) Date CONTROL NUMBER In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. Please sign exactly as your name appears on your stock certificate. If the stock is held by joint tenants or as community property, both should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should give their full titles. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit virtual control number ready when voting by Internet or telephone. INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/ASNS Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.